EX-23.h.2.a

GENWORTH VARIABLE INSURANCE TRUST
FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of December 8, 2009 to the Transfer Agent  Servicing Agreement dated as of August 22, 2008 (the “Agreement”), is entered into by and between GENWORTH VARIABLE INSURANCE TRUST,  a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add funds, add related fees and extend the length of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Exhibit E is hereby superseded and replaced with Exhibit E attached hereto.

Section 13 is superseded and replaced with the following:

13.  Term of Agreement; Amendment

This Agreement shall become effective as of December 8, 2009 and will continue in effect through December 31, 2012.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust and authorized or approved by the Board of Trustees.  The provisions of this Section 13 shall also apply to Exhibit C, Exhibit D and Exhibit E.

Section 15., Early Termination, shall be deleted from the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GENWORTH VARIABLE INSURANCE TRUST                                                                            U.S. BANCORP FUND SERVICES, LLC

By: ______________________________                                                                                      By: _______________________________

Name:____________________________                                                            Name:  Michael R. McVoy

Title:____________________________                                                                                       Title: Executive Vice President

Exhibit A to the Transfer Agent Servicing Agreement

Fund Names

Separate Series of Genworth Variable Insurance Trust

Name of Series

Original Funds:
Genworth Calamos Growth Fund
Genworth Columbia Mid Cap Value Fund
Genworth Davis NY Venture Fund
Genworth Eaton Vance Large Cap Value Fund
Genworth Legg Mason ClearBridge Aggressive Growth Fund
Genworth PIMCO StocksPLUS Fund
Genworth Putnam International Capital Opportunities Fund
Genworth Thornburg International Value Fund
Genworth Goldman Sachs Enhanced Core Bond Index Fund

Fund of Funds:
Genworth 40/60 Index Allocation Fund – on or after December 8, 2009
Genworth 60/40 Index Allocation Fund - on or after December 8, 2009
Genworth Moderate Allocation Fund - on or after December 8, 2009
Genworth Growth Allocation Fund - on or after December 8, 2009
Genworth Enhanced Small Cap Index Fund - on or after December 8, 2009
Genworth Enhanced International Index Fund - on or after December 8, 2009

Exhibit E to the Transfer Agent Servicing Agreement

Genworth Variable Insurance Trust – Fee Schedule effective at December 8, 2009 (includes 9 original funds and 6 fund of funds – Exhibit A)
Shareholder Account Fee (Subject to Minimum)
No-Load  - $15.00 per  account
Load Fund - $16.00 per account
Money Market - $21.00 per account
The per account fees will be charged monthly from inception.
♦
Annual Minimum*
$6,000 per fund with one class

*Minimum annual fee of $6,000 per fund is waived for the 9 original funds (Exhibit A) during the first 6 months of operations.  After the first 6 months, the following tiered minimum annual fee schedule applies during months 7 through 12 of operations:

15% of minimum annual fee in month 7
30% of minimum annual fee in month 8
45% of minimum annual fee in month 9
60% of minimum annual fee in month 10
75% of minimum annual fee in month 11
90% of minimum annual fee in month 12
100% of minimum annual fee in month 13 and beyond

*Minimum annual fee of $6,000 per fund is waived for the 6 fund of funds (Exhibit A) during the first 6 months of operations.  After the first 6 months, the following tiered minimum annual fee schedule applies during months 7 through 12 of operations:

15% of minimum annual fee in month 7
30% of minimum annual fee in month 8
45% of minimum annual fee in month 9
60% of minimum annual fee in month 10
75% of minimum annual fee in month 11
90% of minimum annual fee in month 12
100% of minimum annual fee in month 13 and beyond

Multiple Class Fee for the 9 original funds and 6 fund of funds only  - $6,000 annually per additional class within the same fund (waived during the first 6 months of operations).

Activity Charges:
Telephone Call - $1.00 per call
Draft Check Processing - $1.00 per draft
Daily Valuation Trades - $6.75 per trade
ACH Shareholder Services:
   $125.00 per month per fund group
   $0.50 per ACH item, setup and/or change
   $5.00 per correction, reversal, return item

Implementation Charges:
First CUSIP:   $6,000 /fund group (waived)
Subsequent CUSIPs:  $1,500 /each additional CUSIP (waived)

Plus out-of-pocket expenses, including, but not limited to:
♦Telephone – toll-free lines
♦Postage
♦Stationery, Envelopes
♦Programming, Special Reports
♦Insurance
♦Record Retention
♦Microfilm/fiche of records
♦Proxies, Proxy Services
♦ACH fees
♦NSCC charges
♦All other out-of-pocket expenses

Extraordinary services - quoted separately

File Transfer - $160 per month plus $0.01/record

Fees and out-of-pocket expenses are billed monthly.